                                                                     Exhibit 24

                               POWER OF ATTORNEY

        The undersigned, as a Section 16 reporting person of iRhythm
Technologies, Inc. (the "Company"), hereby constitutes and appoints Matthew
Garrett , Denise Mandell , and Kristen Blumenthal the undersigned's true and lawful attorneys-in-fact to:

        1.    complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to
              Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the
              Company; and

        2.    do all acts necessary in order to file such forms with the
              Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

        The undersigned hereby ratifies and confirms all that said attorneys-in-
fact and agent shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934 (as amended).

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company and the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10 day of August, 2017.

                                        Signature: /s/ Raymond Scott
                                                  ------------------------------

                                        Print Name: Raymond Scott
A notary public or other officer                 ------------------------------
completing this certificate
verifies only the identity of
the individual who signed the
document to which this
certificate is attached, and
not the truthfulness, accuracy, or
validity of the document.
State of California  County of
San Francisco  )ss. On 8-10-17
before me, John Anthony Cavalli,
Notary Public, personally
appeared  Raymond Scott, who
proved to me on the basis of
satisfactory evidence to be the
person(s) whose name(s) is/are
subscribed to the within
instrument and acknowledged
to me that he/she/they executed
the same in his/her/their
authorized capacity(ies), and
that by his/her/their signature(s)
on the instrument the person(s),
or the entity upon behalf of
which the person(s) acted,
executed the instrument. I
certify under PENALTY OF
PERJURY under the laws of the
State of California that the
foregoing paragraph is true
and correct. WITNESS my hand
and official seal.                                  JOHN ANTHONY CAVALLI
                                                      COMM. # 2097744
                                                 NOTARY PUBLIC - CALIFORNIA
                                                    SAN FRANCISCO COUNTY
/s/ John Anthony Cavalli                          My Comm. Expires Jan. 23, 2019